LOAN AGREEMENT

July 3, 2018

Richard N. Jeffs (the “Lender”) of 11750 Fairtide Road, Ladysmith, BC V9G 1K5, advanced CDN$10,000 (the “Principal Sum”) to Cell MedX Corp. (the “Borrower”) of 123 W. Nye Ln, Suite 446, Carson City, NV 89706. The Lender advanced the funds on July 3, 2018.

The Borrower understands that the Principal Sum has been advanced at no interest and is a short term loan, payable within 14 days. Should the Borrower fail to pay the Principal Sum within the time allotted, the Lender will retain the right to call the loan at any time after the first 14 days.

The Borrower is liable for repayment of the Principal Sum, and any additional costs that the Lender incurs in trying to collect the Principal Sum.

The Borrower will evidence the debt and its repayment of the Principal Sum with a promissory note in the attached form.

LENDER	BORROWER
Richard N. Jeffs	Cell MedX Corp.

Per:	Per:

/s/ Richard N. Jeffs	/s/ Yanika Silina
Richard N. Jeffs	Yanika Silina, CFO

PROMISSORY NOTE

Principal Amount: CDN$10,000	July 3, 2018

FOR VALUE RECEIVED Cell MedX Corp., (the “Borrower”) promises to pay on demand to the order of Richard N. Jeffs (the “Lender”) the sum of $10,000 lawful money of Canada (the “Principal Sum”) on or before July 17, 2018.

Should the Borrower fail to pay the Principal Sum within the time allotted, the Lender retains the right to call the Principal Sum advanced at any time after the first 14 days.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Cell MedX Corp.

Per:

/s/ Yanika Silina

Yanika Silina, CFO